UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2017

NVIDIA CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, California (Address of principal executive offices)	95050 (Zip Code)
Registrant’s telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Participation Agreement
On January 27, 2017, NVIDIA Land Development, LLC, a wholly-owned subsidiary of NVIDIA Corporation (the “Company”), entered into an amendment (the “Amendment”) to its Participation Agreement with Wachovia Service Corporation, Wells Fargo Bank, N.A. and a syndicate of other institutions, dated June 19, 2015, in connection with the construction and lease of the Company’s new headquarters building in Santa Clara, California (the “Participation Agreement”). The Amendment was executed primarily to conform certain representations, warranties and covenants in the Participation Agreement to the terms of the Company’s Credit Agreement with Wells Fargo Bank, National Association, Goldman Sachs Bank USA, Morgan Stanley MUFG Loan Partners, LLC and certain other lenders, dated October 7, 2016 (the “Credit Agreement”), including an increase in the maximum total leverage ratio to not exceed 3.5:1.0 (previously a maximum of 3.0:1.0) and the deletion of the required minimum interest coverage ratio (previously a minimum of 3.5:1.0).

The Participation Agreement is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 26, 2015 (File No. 000-23985) as filed with the Securities and Exchange Commission (the “SEC”) on August 19, 2015.

The Credit Agreement is filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K (File No. 000-23985) as filed with the SEC on October 13, 2016.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for fiscal year 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: February 2, 2017	By: /s/ Colette M. Kress
Colette M. Kress
Executive Vice President and Chief Financial Officer